UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2010
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders
Our annual meeting of shareholders was held on May 17, 2010. At the meeting, our shareholders elected directors and ratified the selection of our independent registered public accounting firm.
The following individuals were elected as our directors to serve until our next annual meeting by the votes set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes

Richard B. Handler	126,129,332	5,014,877	17,998,806
Brian P. Friedman	126,554,358	4,589,851	17,998,806
W. Patrick Campbell	116,204,814	14,939,395	17,998,806
Ian Cumming	99,505,036	31,639,173	17,998,806
Richard G. Dooley	116,198,332	14,945,877	17,998,806
Robert E. Joyal	113,442,331	17,701,878	17,998,806
Michael T. O’Kane	116,074,074	15,070,135	17,998,806
Joseph Steinberg	113,212,413	17,931,796	17,998,806
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm was approved by the votes set forth below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

148,418,200	363,686	361,129	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: May 18, 2010	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary